Exhibit 5.1

[Letterhead of Forest City Enterprises, Inc.]

December 9, 2011

Forest City Enterprises, Inc.

Terminal Tower, 50 Public Square, Suite 1100

Cleveland, OH 44113

Re: Registration Statement on Form S-3 filed by Forest City Enterprises, Inc.

Ladies and Gentlemen:

As Senior Vice President, General Counsel and Secretary for Forest City Enterprises, Inc., an Ohio corporation (the “Company”), I have acted as counsel in connection with the above-referenced Automatic Shelf Registration Statement on Form S-3 to which this opinion has been filed as an exhibit, including any amendments thereto (the “Registration Statement”). The Company is filing the Registration Statement with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale from time to time of one or any combination of (i) debt securities, in one or more series, which may be senior or subordinated in priority of payment (the “Debt Securities”); (ii) shares of Class A common stock, par value $.33 1/3 per share, of the Company (the “Class A Common Shares”); (iii) shares of preferred stock, without par value, of the Company, which may be convertible into shares of Class A common stock (the “Preferred Shares”); (iv) depositary shares representing fractional interests in preferred stock (the “Depositary Shares”); and (v) warrants to purchase Class A Common Shares, Preferred Shares, Depositary Shares or Debt Securities (the “Warrants”) at indeterminate prices.

In rendering these opinions, I have examined such documents and records, including an examination of originals or copies certified or otherwise identified to my satisfaction, and matters of law as I have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the assumptions, qualifications and limitations stated herein, I am of the opinion that:

1.

The Debt Securities and Warrants, upon the issuance and sale thereof in the manner contemplated in the Registration Statement and indentures referenced therein, as applicable, and upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

2.

The Depositary Shares, when issued and delivered as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will be legally issued, fully paid and nonassessable.

3.

The Class A Common Shares and Preferred Shares, each of which have been duly authorized, will be validly issued, fully paid and nonassessable upon the issuance and sale thereof in the manner contemplated in the Registration Statement and upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof) may determine.

In rendering the foregoing opinions, I have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective; (ii) a prospectus supplement describing each class or series of securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of securities will have been established in accordance with the authorizing resolutions of the Company’s Board of Directors, the Company’s Amended Articles of Incorporation, as amended, and applicable law; (iv) any securities, including the Class A Common Shares or Preferred Shares issuable upon conversion, exchange, or exercise of any other security, will have been duly authorized and reserved for issuance from the applicable class of capital stock of the Company, in each case within the limits of such class of capital stock then remaining authorized but unreserved and unissued; (v) the resolutions authorizing the Company to issue, offer and sell the securities will have been adopted by the Company’s Board of Directors and will be in full force and effect at all times at which the securities are offered or sold by the Company; and (vi) all securities will be issued in compliance with applicable federal and state securities laws.

With respect to any securities consisting of any series of Debt Securities, I have further assumed that: (i) an indenture with respect to such Debt Securities will have been duly executed and delivered by the Company and the applicable trustee in a form approved by us, and such indenture will have been qualified under the Trust Indenture Act of 1939, as amended; (ii) all terms of such Debt Securities not provided for in the applicable indenture will have been established in accordance with the provisions of the applicable indenture and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by the Company and the applicable trustee; (iii) such Debt Securities will be duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable indenture; and (iv) the interest rate on any such Debt Securities will not be higher than the maximum lawful rate permitted from time to time under applicable law.

My opinions regarding Debt Securities and Warrants are limited by: (i) bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability, including those relating to or affecting creditors’ rights generally; and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

In rendering the foregoing opinions, I have relied as to certain factual matters upon certificates of officers of the Company, and I have not independently checked or verified the accuracy of the statements contained therein.

In rendering the foregoing opinions, my examination of the matters of law has been limited to the laws of the State of Ohio, the federal laws of the United States of America and, to the extent set forth in the following sentence, the laws of the State of New York, each, as in effect on the date hereof and I am expressing no opinion as to the effect of the laws of any other jurisdiction. The Senior Note, Senior Subordinated and Junior Subordinated Indentures provide that they are governed by the laws of the State of New York. To the extent that the opinion expressed herein relates to matters governed by the laws of the State of New York, I have relied, with their permission, as to all matters of New York law, on the opinion, dated the date hereof, of Thompson Hine LLP, addressed to the Company and filed as an Exhibit 5.2 to the Registration Statement and my opinion is subject to any exceptions, qualifications, conditions, assumptions and limitations contained in such opinion.

I hereby consent to the filing of this legal opinion as Exhibit 5.1 to the Registration Statement and to the reference to myself under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Geralyn M. Presti

Geralyn M. Presti, Senior Vice President,

General Counsel and Secretary